INVERSE OTC STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Face

Market

Amount

Value

REPURCHASE AGREEMENTS 97.4%

Collateralized by U.S. Treasury

Obligations

Mizuho Financial Group, Inc.

issued 12/31/07 at 1.40%

due 01/02/08

$

35,572,423 $

35,572,423

Lehman Brother Holdings, Inc.

issued 12/31/2007 at 1.00%

due 01/02/08 †

25,742,581

25,742,581

Morgan Stanley issued

12/31/2007 at 1.20% due

01/02/08

5,472,681

________

5,472,681

Total Repurchase Agreements

(Cost $66,787,685)

________

66,787,685

Total Investments 97.4%

(Cost $66,787,685)

$

________

66,787,685

Other Assets in Excess of

Liabilities – 2.6%

$

________

1,749,431

Net Assets – 100.0%

$

68,537,116

Unrealized

Contracts

Gain

Futures Contracts Sold Short

March 2008 Nasdaq 100 Index

Mini Futures Contracts

(Aggregate Market Value of

Contracts $6,016,010)

143 $

74,678

Units

EQUITY INDEX SWAP AGREEMENT SOLD SHORT

(91.1)%

March 2008 Nasdaq 100 Index

Swap, Terminating 03/14/08*

(Notional Market Value

$47,384,613)

22,727

324,927

March 2008 Nasdaq 100 Index

Swap, Terminating 03/28/08*

(Notional Market Value

$15,058,413)

7,223

156,585

(Total Notional Market Value

$62,443,026)

$

481,512

Price Return based on Nasdaq 100 Index +/- financing at a

*

variable rate.

All or a portion of this security is pledged as equity index

†

swap collateral at December 31, 2007.

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